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                                                                      Exhibit 21

                         CARLISLE COMPANIES INCORPORATED

                         Subsidiaries of the Registrant

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                                                                            Jurisdiction of
                                                                             Incorporation
                                                                             --------------
Carlisle Companies Incorporated (Registrant)                                       Delaware

Subsidiaries:

Carlisle Corporation -

         Carlisle Engineered Products, Inc.                                        Delaware

         Carlisle FoodService Products Incorporated                                Delaware
            Three wholly-owned domestic subsidiaries

         Carlisle SynTec Incorporated                                              Delaware
            Four wholly-owned domestic subsidiaries

         Carlisle Tire & Wheel Company                                             Delaware
            Three wholly-owned domestic subsidiaries
            One wholly-owned foreign subsidiary

         Geauga Company                                                            Delaware

         Motion Control Industries, Inc.                                           Delaware
            One foreign joint venture (49% ownership)
            One wholly-owned domestic subsidiary

         Tensolite Company                                                         Delaware

         Trail King Industries, Inc.                                               South Dakota

         Walker Stainless Equipment Company, Inc.                                  Delaware

         Johnson Truck Bodies, Inc.                                                Delaware
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